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                                                                 Exhibit (16)(b)

Fund:       Pegasus Variable Intrinsic Value Fund


Formula:    YIELD = 2[  (a-b  +1)/b/ -1]
                        ----
                          cd

Where: a= income for the period as defined by SEC rules (30 days) b= expenses accrued for the period c= the average daily numbers of shares outstanding during the period that were entitled to receive dividends
                  d= the maximum offering price per share on the last day of the period


For the period ended December 31, 1997.  These factors were:


            a=    $   40,522
            b=    $   10,966
            c=    $1,186,820
            d=    $       12

          Yield=         2.6%
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Total Return Calculations


Fund:     Pegasus Variable Intrinsic Value Fund

          Aggregate Total Return

Formula:  T =  (ERV/P)-1


Where:    T =     aggregate total return
          erv =   redeemable value at the end of the period of a hypothetical
                  $1,000 investment made at the beginning of the period.
          p =     initial investment of $1,000

          Since inception:   5/1/97 through 12/31/97

                (1,169/1000)-1                   =   16.96%


          Average Annual Total Return

Formula:           ERV   1/n
          T =  [(---------) - 1]
                    P

Where:    T =   average annual total return
          erv = redeemable value at the end of the period of a hypothetical
                $1,000 investment made at the beginning of the period.
          p =   initial investment of $1,000
          n =   period covered by the computation, expresses in terms of years

          Since inception:   5/1/97 through 12/31/97

               (1,169/1000) (365/240)-1 = 26.39%
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Fund:       Pegasus Variable Bond Fund


Formula:    YIELD = 2[  (a-b  +1)/b/ -1]
                        ----
                          cd


Where: a= income for the period as defined by SEC rules (30 days) b= expenses accrued for the period c= the average daily numbers of shares outstanding during the period that were entitled to receive dividends
                  d= the maximum offering price per share on the last day of the period



For the period ended December 31, 1997.  These factors were:


            a=     $   241,705
            b=     $    21,588
            c=     $ 3,234,085
            d=     $        10

        Yield=     7.95%

Total Return Calculations


Fund:     Pegasus Variable Bond Fund


          Aggregate Total Return

Formula:  T=    (ERV/P)-1


Where:    T =   aggregate total return
          erv = redeemable value at the end of the period of a hypothetical
                $1,000 investment made at the beginning of the period.
          p =   initial investment of $1,000

          Since inception:   12/1/97 through 12/31/97

                (1083/1000)-1                    =    8.25%


          Average Annual Total Return

Formula:            ERV   1/n
          T =   [(---------) - 1]
                     P

Where:    T =   average annual total return
          erv = redeemable value at the end of the period of a hypothetical
                $1,000 investment made at the beginning of the period.
          p =   initial investment of $1,000
          n =   period covered by the computation, expresses in terms of years

          Since inception:   5/1/97 through 12/31/97

               (1086/1000) (365/240)-1 = 14.74%